EX-99.23.i
THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
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  HINE
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                                                     December 29, 2004


AmeriPrime Funds
431 North Pennsylvania Street
Indianapolis, IN  46204

      RE: AMERIPRIME FUNDS, FILE NOS. 33-96826 AND 811-9096

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 76 to the AmeriPrime Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 84 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                        Very truly yours,

                                                        /s/ Thompson Hine LLP

                                                        Thompson Hine LLP